Exhibit 10.17
STOCK OPTION AGREEMENT
To:
Grant Date:
          Pursuant to MedQuist’s Stock Option Plan (the “Plan”) adopted May 29, 2002, you are hereby granted separate options, effective as of the grant date, to purchase that number of shares of common stock, no par value per share (the “Common Stock”), of Medquist Inc., a New Jersey corporation (“MedQuist”), set forth on, and at the respective, exercise prices per share indicated on, the attached Grant Detail Report. Your option price is intended to equal at least the fair market value of the Common Stock as of the grant date. Your right to exercise this option will vest in equal 20% installments on each of the first 3 anniversaries of the grant date.
          This option shall terminate and is not exercisable on or after               (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.
          You may exercise your option by giving written notice to the Secretary of MedQuist on forms supplied by MedQuist at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in cash or any manner permitted under the Plan and by MedQuist.
          Your option will, to the extent not previously exercised by you, terminate ninety (90) days after the date either (i) you cease to perform services for MedQuist or a subsidiary corporation of MedQuist, or (ii) MedQuist or a subsidiary corporation of MedQuist delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, whether such termination is voluntary or not, but not if your termination is due to disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, a. amended (the “Code”), or death (but in no event later than the Scheduled Termination date). After that date your service or employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on such termination date. If you are employed by a subsidiary corporation of MedQuist, your employment shall be deemed to have terminated on the date your employer ceases to be a subsidiary corporation of MedQuist, unless you are on that date transferred to MedQuist or another subsidiary corporation of MedQuist. Your employment shall not be deemed to have terminated if you are transferred from MedQuist to a subsidiary corporation of MedQuist, or vise versa, or from one subsidiary corporation of MedQuist to another subsidiary corporation of MedQuist.
          If you die while employed by MedQuist or a subsidiary corporation of MedQuist, your legatee(s), distributee(s), executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. It your employment by MedQuist or a subsidiary corporation of MedQuist is terminated by reason of your becoming disabled (within the meaning of Section

22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Terminated Date), exorcise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to MedQuist prior to being allowed to exercise this option.
          In the event of any change in the outstanding shares of the Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances the number and kind of shares subject to this option and the option price of such shares will be appropriately adjusted in a manner to be determined in the sole discretion of the Committee or replaced with equal value as determined in the sole discretion of the Committee.
          The option is not transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder , and is exercisable during your lifetime only by you. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any right, as a shareholder of MedQuist. MedQuist reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which MedQuist. deems in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law or any terms of this Agreement, a prior stock option agreement or a restrictive covenant in favor of MedQuist.
          Notwithstanding anything to the contrary contained herein, this option is not exercisable during any period of time in which MedQuist deems that the exercisability of this option, the offer to sell the shares options hereunder, or the sale hereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause MedQuist to be legally obligated to issue or sell more shares than MedQuist is legally entitled to issue or sell.
          At the time of issuance of securities pursuant to this Plan, MedQuist may require such restrictions, legends or other provisions as it deems necessary to comply with any federal or state securities law.
          In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an “incentive stock option,” this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. The attached Grant Detail Report specifies which of your options are intended to be incentive stock options (if any) and which are intended to be non-qualified stock options (if any).
          This option shall be subject to the terms of the Plan as in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part thereof. In the event of any conflict between the terms of this option and the terms of the Plan, the terms of the Plan shall govern.

          This option constitutes the entire understanding between MedQuist and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon MedQuist unless in writing and signed by a member or designee of the Compensation Committee of MedQuist.
          Your exercise will not be completed until you have paid or made suitable arrangements to pay, (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee’s portion of other federal, state and local payroll and other taxes due in connection with the option exercise.
          This grant is in partial consideration of your prior execution, delivery and performance of a Confidentiality and Non-Solicitation Agreement or similar agreement between you and MedQuist or any of its direct or indirect subsidiaries containing confidentiality, non-solicitation or other restrictive covenants (a “Noncompetition Agreement”). If you have not previously executed a Noncompetition Agreement with the Company, you hereby agree to the confidentiality and noninterference provisions set forth on Attachment A, which shall then be considered the Noncompetition Agreement for purposes of interpreting this Agreement. If you breach the terms of your Noncompetition Agreement, all of the options granted hereunder or granted to you previously shall expire immediately and the grant(s) shall be deemed void. In the event of such a breach, if you have exercised any such options within 12 months prior to or any time after the breach, you shall be obligated to refund to MedQuist immediately an amount equal to the fair value of the Common Stock on the date of such exercise (less the exercise price paid by you) plus subsequent increase in value of MedQuist stock. The foregoing is separate from and in addition to any other legal or equitable remedies to which the Company may be entitled as a result of such a breach. If a court determines that all or a portion of your Noncompetition Agreement is not enforceable, then this Stock Option Agreement shall be void.
          Validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of law principles. The parties fully agree that the exclusive venue of any action arising out of this Agreement and any Non-Competition Agreement shall be in the Superior Court of Burlington County, New Jersey, any other court of the State of New Jersey having jurisdiction and value over an action arising out of this agreement, or the United States District Court for the District of New Jersey.
          Please sign the copy of this option and return it to MedQuist’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

MEDQUIST INC.
(SEAL)	By:
Name:
Title:
(On Behalf of the Compensation Committee)

          I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.

(Date)

(Signature)

ATTACHMENT A TO STOCK OPTION AGREEMENT
Confidentiality And Noninterference
     a. You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your employment with the Company or at any tine for two (2) years thereafter (except trade secrets shall be further protected so long as they remain trade secrets), directly or indirectly, disclose, communicate or divulge to any individual or entity, or use for the benefit of any individual or entity, any knowledge or information with respect to the conduct or details of the Company’s business which you, acting reasonably, believe or should believe to be of a confidential nature and the disclosure of which not to be in the Company’s interest. You agree that all work performed by you for the Company is the sole property of the Company and the Company is the sole owner of all the results and proceeds of your services for the Company. Information of a confidential nature shall specifically include, without limitation, client lists, pricing information, software, trade secrets, business methods and know how, employee, and contractor lists and contact information, and information about costs, markets, sales, product and technical and business processes.
     b. In consideration of the grant to you of this stock option, you will not, during your employment and for a period of two (2) years thereafter, directly or indirectly, whether as an employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or be employed by any prohibited business in your territory. For purposes of the foregoing, a prohibited business means the medical transcription processing services and dictation business and your territory means the geographic territory in which you had business dealings while employed by the Company. If you are a Georgia resident, the foregoing shall only apply to the extent you perform duties and activities similar to those you performed for the company within 100 miles of Atlanta, Georgia.
     c. You covenant and agree that, in consideration of the grant to you of this stock option, you will not, for a period of two years after your employment with the Company ceases for any reason whatsoever (whether voluntary or not), except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, for your own account or for the benefit of any individual or entity, (i) solicit any customer of the Company with whom you had dealing while employed by the Company for business which would result in such customer terminating their relationship with the Company, or (ii) hire or engage, or solicit or induce any individual or entity which is an employee or contractor of the Company with whom you had dealings while employed by the Company to leave the Company or to otherwise terminate their relationship with the Company.
     d. The parties agree that any breach by you of any of the covenants or agreements contained in this Attachment A will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining you and/or any other individual or entity involved therein from continuing such breach. The existence of any claim or cause of action which you may have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of such covenants. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreement contained in this Attachment A or if such covenant. or agreements are otherwise the subject of litigation between the parties, and the Company prevails in such enforcement or litigation, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.
     e. If any portion of the Covenants or agreements contained in this Attachment A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s), or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or enforceable portions to the fullest extant possible. If any covenant or agreement in this Attachment A is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.
     f. For purposes of this Attachment A, the term “the Company” shall include the Company, any successor to the Company and all present and future direct and indirect subsidiaries and affiliates of the Company.

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